SECURED PROMISSORY NOTE

$451,106.91           January 1, 2005
6% Interest          Aliso Viejo, California

FOR VALUE RECEIVED, the undersigned, WALDROP ENTERPRISES, INC., a California corporation ("Waldrop"), promises to pay to the order of PHILLIP LEE BONNELL, TRUSTEE ("Bonnell"), at 31 Centre Court Drive, Monarch Beach, California 92629, or such other person or place as Payee shall designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FOUR HUNDRED FIFTY-ONE THOUSAND ONE HUNDRED SIX AND 91/100 DOLLARS ($451,106.91), plus interest and other amounts owing hereunder, on the terms and conditions specified in this Secured Promissory Note (this "Note"). All amounts owing under this Note shall bear interest on the unpaid balance at the rate of six percent (6%) per annum, with accrual of interest commencing on the date hereof. Bonnell is Trustee of The Phillip Lee Bonnell 2004 Trust dated July 31, 2004. As used herein, "Maker" means Waldrop and "Payee" means Bonnell as Trustee or any subsequent holder hereof.

Principal and interest hereunder shall be paid in fifty-nine (59) monthly installments commencing on or before February 5, 2005 and continuing on or before the fifth (5th) day of each month thereafter through December 5, 2009. Each of the monthly installment payments shall consist of principal and interest in the amount of Eight Thousand Eight Hundred Ninety-Three and 09/100 Dollars ($8,893.09), and the last monthly installment payment shall be in the amount of all principal, interest and other payment obligations then remaining outstanding. All payments (or prepayments) shall be applied in the following order: (a) first, to any fees, costs and expenses; (b) then, to all accrued and unpaid interest; and (c) then, to the unpaid principal amount. Maker's obligations under this Note are made pursuant to that certain Stock Purchase Agreement between Maker and Payee dated as of January 1, 2005 (the "Acquisition Agreement") and are secured by Maker's shares of stock in Netword Publishing, Inc. pursuant to that certain Stock Pledge Agreement between Maker and Payee dated as of January 1, 2005 (the "Pledge Agreement").

The following shall constitute events of default under this Note (individually, an "Event of Default"): (a) Any failure to pay any principal, interest or other amount when due under the terms of this Note (without setoff, adjustment, counterclaim, withholding, reduction or defense of any kind), which failure continues for three (3) business days after written notice of such failure has been given to Maker; (b) any failure to pay any principal, interest or other amount when due under the terms of the "Shareholders Agreement Note" (as hereinbelow defined) (without setoff, adjustment, counterclaim, withholding, reduction or defense of any kind), which failure continues for three (3) business days after written notice of such failure has been given to Maker; (c) any failure to pay any royalties, consulting compensation or other amounts when due under that certain License Agreement between Maker, Payee and Netword Publishing, Inc. dated as of January 1, 2005 (the "License Agreement") (without setoff, adjustment, counterclaim, withholding, reduction or defense of any kind), which failure continues for fifteen (15) days after written notice of such failure has been given to Maker; (d) any failure by Maker to fully or timely comply with any of the other terms or conditions of this Note, the Acquisition Agreement, the Pledge Agreement, the License Agreement, that certain Shareholders Agreement between Maker and Payee dated as of January 1, 2005 (the "Shareholders Agreement"), or that certain $89,520.32 Secured Promissory Note from Maker to Netword Publishing, Inc. pursuant to the Shareholders Agreement (the "Shareholders Agreement Note"), which failure continues for fifteen (15) days after written notice of such failure has been given to Maker; (e) the commencement of any proceeding or the taking of any act by or against any of Maker or Maker's parent, subsidiary or affiliated entities (collectively, the "Maker Group") for any relief under bankruptcy, reorganization, insolvency or similar laws for the protection of debtors, or for the appointment of a receiver of the business or assets of any of the Maker Group; or (f) any of the Maker Group makes an assignment for the benefit of creditors, or is generally not paying (or admits an inability to pay) debts as such debts become due, or ceases business operations or is dissolved.

Anything to the contrary herein notwithstanding, upon the occurrence of any Event of Default, Payee shall have the right, in its sole and absolute discretion, to exercise any of the remedies available to Payee under this Note, under the Pledge Agreement, under the License Agreement, under the Acquisition Agreement, under the Shareholders Agreement, under the Shareholders Agreement Note, and under applicable law, and all unpaid principal, accrued interest and other amounts owing under this Note shall thereupon be forthwith due and payable at Payee's option without further notice, demand or presentment for payment, and interest on those amounts shall be computed at a default rate of eighteen percent (18%) per annum or the maximum rate permitted by applicable law, whichever is lower.

In addition to any default interest owing, if any payment owing hereunder is not received by Payee within ten (10) days after the due date thereof, a late charge of five percent (5%) of the amount due and unpaid shall be added to the delinquent amount to compensate Payee for the expenses of handling the delinquency. Maker agrees that such late charge represents a good faith and reasonable estimate of the probable cost to Payee of such delinquency. Maker acknowledges that during the time that any such amount shall be in default, Payee will incur losses which are impracticable, costly, inconvenient, and difficult to ascertain, and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Note and represents a reasonable estimate of the losses Payee will incur by reason of late payment. Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue payment, and shall not prevent Payee from exercising any of the other rights and remedies available as described in this Note.

Maker for itself and its representatives, successors, and assigns waives presentment, demand, protest, and notice of dishonor and waives any right to be released by reason of any extension of time or change in terms of payment. Although Payee may, in its sole discretion, elect to waive the effect of the occurrence of an Event of Default, any such waiver shall not be deemed to constitute a waiver of the effect of any future Event of Default or of any other default. No waiver shall be binding unless in writing.

Maker shall have the right, at any time or from time to time, to prepay all or any portion of this Note, without penalty. All sums payable by Maker pursuant to this Note shall be payable without notice or demand.

Maker shall have no right of setoff whatsoever against any payment due hereunder by reason of any obligations of Payee or for any other reason. All payments due hereunder shall be made without setoff, adjustment, counterclaim, withholding, reduction or defense of any kind. The liability of Maker hereunder is absolute and unconditional. Time is of the essence as to each term or provision of this Note.

If this Note is not paid when due under the terms hereof, Maker agrees to pay all costs of collection, including, but not limited to, attorneys' fees incurred by Payee in connection with such collection, whether or not suit is filed hereon.

The relationship of Maker, on the one hand, and Payee, on the other hand, is, and at all times shall remain, solely that of borrower and creditor. Payee shall not under any circumstances be construed to be a partner or joint venturer of Maker; nor shall Payee under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Maker, or to owe any fiduciary duty to Maker. This Note is the result of negotiations between and has been reviewed by Maker and Payee and their respective counsel; accordingly, this Note shall be deemed to be the product of Maker and Payee, and no ambiguity shall be construed in favor of or against Maker or Payee. Maker acknowledges and agrees that it intends the literal words of this Note and that no parol evidence shall be necessary or appropriate to establish Maker's or Payee's actual intentions. If any provision of this Note shall be held invalid for any reason whatsoever, then that provision shall be modified to the extent necessary to be held valid.

This Note is made for the sole protection and legal benefit of Maker and Payee, and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Note.

This Note shall be governed and construed in accordance with the internal laws of the State of California (but without regard to California principles of conflict of laws).

MAKER IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE COUNTY OF LOS ANGELES; AND BY ITS EXECUTION AND DELIVERY HEREOF, MAKER ACCEPTS AND CONSENTS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY PAYEE IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT HEREUNDER BY EITHER MAKER OR PAYEE. MAKER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE ANY OF SUCH COURTS ON THE BASIS OF FORUM NON CONVENIENS.

MAKER HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt through personal delivery, overnight courier, facsimile transmission, or U.S. first class mail, return receipt requested, to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

If to Maker:     If to Payee:
Waldrop Enterprises, Inc.    Phillip Lee Bonnell, Trustee
95 Argonaut, Suite 240    c/o Carlsmith Ball LLP
Aliso Viejo, CA 92656    444 South Flower St., 9th Floor
Attention: President and General Counsel  Los Angeles, CA 90071
Facsimile: (949) 716-0858    Attention: Steve Bradford
        Facsimile: (213) 623-0032

The proceeds of the loan evidenced by this Note are not intended or allowed for personal, family, or household uses. This Note consists of three (3) pages.

"Maker"

WALDROP ENTERPRISES, INC.

By:______________________________   By:______________________________
William H. Waldrop, President     Joseph Wade Mezey, Secretary